INDEPENDENT AUDITORS' CONSENT

The Board of Directors
American Century Quantitative Equity Funds:


We consent to the use of our report dated February 7, 1997 included in your registration statement.

                                                        /s/KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP

Kansas City, Missouri
April 24, 1998